Exhibit 3.1

’ FLORIDA DEPARTMENT OF STATE Division of Corporations January9,2026 COGENCY GLOBAL Re: Document Number P98000058441 The Articles of Amendment to the Articles of Incorporation of FUTURE FINTECH GROUP INC., a Florida corporation, were filed on January 8, 2026. Should you have any questions regarding this matter, please telephone (850) 245 - 6050, the Amendment Filing Section. Jasmine N Horne Regulatory Specialist III Division of Corporations Letter Number: 226A00000444 Account number: 120000000088 Amount charged: 35.00 www.sunbiz.org Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

Articles of Amendment to Articles of Incorporation of Future FinTech Group Inc. ( Name of Corporation as currently filed with the Florida Dept. of State) P98000058441 (Document Number of Corporation (if known) ' "s Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment to its Articles of Incorporation: A. If amending name. enter the new name of the corporation: The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp . ,” “Inc . ,” or Co . ,“ or the designation “Corp,” ”Inc,” or “Co” . A professional corporation name must contain the word “chartered,“ ”professional association,” or the abbreviation “P . A . ” B. Enter new principal office address, if applicable: (Pri n cipal office address MUST BE A STREET ADDRESS ) C. Enter new mailing address, if applicable: (Mailing address MAY BE A POST OFFICE BOX) (C i”fi'J D. If amending the registered aeent and/or registered office address in Florida. enter the name of the new registered aeent and/or the new registered office address: Name oLNeiv Registered Agent (Florida street address) New Registered Office Address: , Florida (Zip Code) New Registered Aeent's Signature. if chancing Registered Aeent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position. Signature of New Registered Agent, if changing Check if applicable O The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________
2) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________
3) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________
4) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________
5) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________
6) ____ Change	______	____________	____________
____ Add			____________
____ Remove			____________

E. If amending or adding additional Articles, enter chancels) here: (Attach additional sheets, if necessai y). (Be specific) Please see attiched. F. If an amendment provides for an exchange. reclassification, or cancellation of issued shares. provisions for implementing the amendment if not contained in the amendment itself: (/noi applicable, indicate N/A) Please see attached.

Jan 8, 2026 The date of each amendment(s) adoption: , if other than the date this document was signed. In 8, 2026 Effective date if appficable: (no more than 90 days after amendment file date) Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records. Adoption of Amendment(s) ( CHECK ONEI B The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required. O The amendment(s) wasfwere adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. O The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s). “The number of votes cast for the amendment(s) was/were sufficient for approval by .” Jan 8, 2026 Dated Signature (By a director, president or other officer — if directors or officers have not been selected, by an incorporator — if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) flu Li (Typed or printed name of person signing) Chief Executive Officer and Director (Title of person signing)

‘ ARTICLES OF AMENDMENT TO THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF FUTURE FINTECH GROUP INC. Pursuant to Section 607 . 1006 of the Business Corporation Act of the State of Florida . the undersigned corporation hereby submits these Articles of Amendment (the “Amendment”) to the corporation's Second Amended and Restated Articles of Incorporation filed in the office of the Secretary of State of Florida on June 6 , 2017 , as amended by Articles of Amendment dated March 14 . 2018 , March 18 , 2021 , January 26 , 2023 , March 27 , 2025 , and September 8 , 2025 , respectively : 1. The name of the corporation is Future FinTech Group Inc. (the “Corporation”). 2. Section 1 . 01 of Article III Capital Stock of the Second Amended and Restated Articles of Incorporation of the Corporation . as amended described above, is hereby amended and restated as follows : 1 Capital Stock. 1 . 01 Authorized Stock . The total number of shares of common stock, par value $ 0 . 001 per share (the “Common Stock”), which the Company shall have authority to issue is 150 , 000 , 000 . The total number of shares of preferred stock, par value $ 0 . 001 per share (the “Preferred Stock”), which the Company shall have authority to issue is 10 , 000 , 000 . 1 02 Reverse Stock Split . Effective I : 00 P . M . Eastern Time, January 8 , 2026 (the “Effective Time”), each 4 (four) shares of Common Stock of the Company (“Old Common Stock”) issued and outstanding immediately prior to th e Effective Time shall be automatically combined and exchanged into one (1) share of Common Stock of the Company ("New Common Stock”), without changing the par value of the shares of the Company (the “Reverse Split”) . No fractional shares of New Common Stock will result from or be issued in connection with the Reverse Split and the number of shares to be received by a shareholder shall be rounded up to the nearest whole number of shares in the event that such shareholder would otheovise be entitled to receive a fractional share as a result of the Reverse Split . Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange . represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined ; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, under surrender of such certificate, a new certificate representing the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined and exchanged . 3. The Amendment was unanimously approved by the Board of Directors of the Corporation on January 5 , 2026 and shareholder approval was not required in accordance with 607 . 10025 (2) of the Florida Business Corporation Act . 4. The Amendment will be effective at 1:00 P.M. Eastern Time, January 8, 2026. DATE: January 8, 2025. FUTURE FINTECH GROUP INC.

Hu Li, Chief Executive Officer